SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

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Filed by a Party other than the Registrant [  ]

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[ ]	Definitive Proxy Statement
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GoldSpring, Inc.
(Name of Registrant as Specified In Its Charter)

_____________________________________________________________
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS _______________, 2005

The Annual Meeting of Shareholders of GoldSpring, Inc., a Florida corporation, will be held at 1:30 p.m., on ___________________, 2005, at the Best Western PIÑON PLAZA in Carson City, Nevada for the following purposes:

1. To elect five directors.

2. To vote on the approval of our 2005 Stock Option and Incentive Plan.

3. To vote on a proposal to authorize Serial Preferred Stock.

4. To vote on a proposal to authorize additional Common Stock..

5. To ratify the Company's selection of Jewett Schwartz & Associates to be the Company's independent Auditor.

6. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

The foregoing items of business are more fully described in the proxy statement accompanying this notice.

Only shareholders of record at the close of business on Friday, September 2, 2005, are entitled to notice of and to vote at the meeting.

All shareholders are cordially invited to attend the meeting in person. To assure your representation at the meeting, however, you are urged to mark, sign, date, and return the enclosed proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any shareholder of record attending the meeting may vote in person even if the shareholder previously has returned a proxy.

Sincerely,

________________________
Scottsdale, Arizona __________, 2005	Lisa Boksenbaum Secretary

GOLDSPRING, INC.
P.O. Box 1118
Virginia City, NV 89440

PROXY STATEMENT

VOTING AND OTHER MATTERS

General

The enclosed proxy is solicited on behalf of GoldSpring, Inc., a Florida corporation (the "Company"), by our Board of Directors for use at an Annual Meeting of Shareholders to be held on ______________, 2005 at 1:30 p.m., or at any adjournment thereof, for the purposes set forth in this proxy statement and in the accompanying meeting notice. The meeting will be held at the Best Western PIÑON PLAZA in Carson City, Nevada.

These proxy solicitation materials were first mailed on or about ____________, 2005 to all shareholders entitled to vote at the meeting.

Voting Securities and Voting Rights

Shareholders of record at the close of business on September 2, 2005, which we have set as the record date, are entitled to notice of and to vote at the meeting. On the record date, there were issued and outstanding _______________ shares of our common stock, $0.001 par value per share.

The presence, in person or by proxy, of the holders of a majority of the total number of shares of common stock outstanding constitutes a quorum for the transaction of business at the meeting. Each shareholder voting at the meeting, either in person or by proxy, may cast one vote per share of common stock held on all matters to be voted on at the meeting. Assuming that a quorum is present, the persons receiving the highest number of "for" votes of common stock of our Company present in person or represented by proxy at the meeting and entitled to vote (a plurality) will be elected as directors.  The approval of the proposal to authorize Serial Preferred Stock requires the affirmative vote of a majority of our outstanding shares of common stock. Assuming a quorum is present, the affirmative vote of a majority of the shares of our common stock present in person or represented by proxy at the meeting and entitled to vote is required for the approval of our 2005 Stock Option and Incentive Plan and the ratification of the selection of Jewett Schwartz & Associates to be the Company's independent auditor.

Votes cast by proxy or in person at the meeting will be tabulated by the election inspectors appointed for the meeting and will determine whether a quorum is present. The election inspectors will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but as unvoted for purposes of determining the approval of any matter submitted to the shareholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

Voting of Proxies

When a proxy is properly executed and returned, the shares it represents will be voted at the meeting as directed. If no specification is indicated, the shares will be voted (1) "for" the election of the nominees for directors set forth in this proxy statement; (2) for each of the proposals set forth in this proxy statement; and (3) as the persons specified in the proxy deem advisable on any such other matters as may come before the meeting.

Revocability of Proxies

Any shareholder giving a proxy may revoke the proxy at any time before its use by delivering to us either a written notice of revocation, by delivering to us a duly executed proxy bearing a later date, or by attending the meeting and voting in person.

Solicitation

We will bear the cost of this solicitation. In addition, we may reimburse brokerage firms and other persons representing beneficial owners of shares for expenses incurred in forwarding solicitation materials to such beneficial owners. Proxies also may be solicited by certain of our directors and officers, personally or by telephone or e-mail, without additional compensation. We have engaged the services of Innisfree M&A Incorporated, or Innisfree, a proxy solicitation firm, to assist us in soliciting proxies by mail, personally and by telephone. We anticipate the cost of such services to be $9,000, plus a charge of $5.50 per telephone call and reimbursement of expenses incurred by Innisfree.

Annual Report and Other Matters

Our 2004 Annual Report to Shareholders, which was mailed to shareholders with or preceding this proxy statement, contains financial and other information about our Company, but is not incorporated into this proxy statement and is not to be considered a part of these proxy soliciting materials or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Securities Exchange Act of 1934. The information contained in the "Compensation Committee Report on Executive Compensation," "Audit Committee Report," and "Performance Graph" below shall not be deemed "filed" with the Securities and Exchange Commission (“SEC”) or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Exchange Act.

We will provide upon written request, without charge to each shareholder of record as of the record date, a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2004 as filed with the SEC. Any exhibits listed in the Form 10-K report also will be furnished upon request at the actual expense we incur in furnishing such exhibits. Any such requests should be directed to our Company's Secretary at our executive offices set forth in this proxy statement.

BACKGROUND OF THE MEETING

Legal Proceedings

The State Court Case

On November 9, 2004, we filed a lawsuit in Maricopa County (Arizona) Superior Court against defendants Stephen B. Parent, Ron Haswell, Walter Doyle, Seth Shaw, Antonio Treminio, together with their spouses, and Ecovery, Inc., a Nevada corporation, or Ecovery.

The 12-count complaint alleges claims for violations of Arizona’s racketeering act, state-law securities fraud (primary and secondary liability), common-law fraud, negligent misrepresentation, breach of fiduciary duty, negligence/gross negligence, breach of contract, unjust enrichment/restitution, theft/conversion, conspiracy liability, and injunctive relief. In essence, the complaint alleges that Stephen Parent misrepresented the value of certain placer mining claims that his company, Ecovery, sold to us in 2003 in exchange for approximately 99,000,000 shares of our stock; that Ecovery no longer had good title to the mining claims when they were sold to us; that Mr. Parent and the other named defendants conspired to defraud us out of approximately 24,000,000 shares of our stock; and that Mr. Parent misappropriated more than $300,000 in company funds.

On November 29, 2004, we moved for a temporary restraining order, or TRO, prohibiting Mr. Parent and his spouse from selling, transferring, assigning, or otherwise disposing of up to approximately 123,000,000 shares of our stock in their possession. After a hearing, at which the Parents appeared through counsel, the Honorable Anna M. Baca granted the motion, conditioned on the posting of an $8 million bond. We did not post the bond, and the TRO was subsequently dissolved.

On or about December 9, 2004, Mr. Parent and fellow GoldSpring directors Jerrie W. Gasch and Purnendu K. Rana Medhi purportedly seized control of our company. Afterward, the Parent-led GoldSpring purported to fire Greenberg Traurig, LLP, or GT, as counsel for our company in this litigation and to hire Ronan & Firestone, PLC, or Ronan, as substitute counsel. Thereafter, on December 22, 2004, Ronan filed a stipulation to dismiss the lawsuit, purportedly on behalf of our company. Also on December 22, 2004, the Parents filed their answer, in which they generally denied the allegations of the complaint.

On December 29, 2004, GT filed a motion on behalf of our company to strike the stipulation to dismiss that Ronan had filed. Judge Baca heard oral argument on the motion on February 2, 2005 and took the matter under advisement. Further oral argument was heard on March 22, 2005. In light of the preliminary injunction that was issued in a related shareholder action in federal district court (discussed below), and the resolutions passed by our Board of Directors on February 22, 2005, Judge Baca granted the motion in an Order dated March 22, 2005 and struck Ronan’s purported stipulation to dismiss.

In the same ruling, Judge Baca said that “there are serious conflicts in the continued representation of the Parents in this lawsuit by Gust Rosenfeld.” The Court was referring to the fact that Parent had hired Gust Rosenfeld as our counsel after purportedly taking over our company on December 9, 2004. The Court therefore ordered further briefing on whether Gust Rosenfeld should be disqualified as the Parents’ counsel. Shortly thereafter, on March 28, 2005, Gust Rosenfeld voluntarily withdrew as the Parents’ counsel. The Parents have since retained new counsel. The discovery process is currently ongoing.

Mr. Treminio has since been dismissed from the suit in accordance with the terms of a prior settlement agreement between Mr Treminio and GoldSpring, Inc.. Mr. Shaw filed an answer, in pro per, on April 6, 2005, and generally denied the allegations of the complaint. Mr. Haswell and Mr. Doyle have filed answers and generally denied the allegations of the complaint. Ecovery, Inc. has not yet responded to the complaint.

The Federal Court Case

Background

Stephen B. Parent and several others purporting to represent a majority of the shareholders of our company adopted Consent Resolutions in Lieu of a Special Meeting of Shareholder’s dated December 9, 2004, and Mr. Parent, Jerrie W. Gasch, and Purnendu K. Rana Medhi, each of whom served as a director of our company until Mr. Medhi’s resignation in April 2005, adopted Directors’ Consent Resolutions (together the “December Consent Resolutions”) dated December 10, 2004. Taken together, the December Consent Resolutions, by their purported terms, removed John F. Cook, Robert T. Faber, Leslie L. Cahan, Todd S. Brown, Christopher L. Aguilar, Stanley A. Hirschman, and Phil E. Pearce as directors, rescinded the restructuring of a $10 million financing transaction entered into in March 2004, removed Mr. Faber as President of our company, named Mr. Parent as President of our company and his wife as Secretary of our company, designated Mr. Parent as the sole signing officer of our company’s bank accounts, and terminated our company’s legal counsel.

On December 22, 2004, Robert T. Faber and Leslie L. Cahan (collectively, the “plaintiffs”), who are shareholders and directors of our company, filed a lawsuit in the United States District Court for the District of Arizona, entitled Robert T. Faber, et al. v. Stephen B. Parent, et al., No. CV04-2960-PHX-EHC (“the Litigation”). The plaintiffs asserted claims in both their individual capacities and derivatively, on behalf of our company, against directors Stephen B. Parent, Jerrie W. Gasch, and Purnendu K. Rana Medhi (collectively, the “defendants”), alleging that, by adopting the Consent Resolutions, the defendants had unlawfully orchestrated an illegal coup to wrest control of our company from its current officers and directors. As discussed below, Messrs. Gasch and Medhi no longer support the Parent-led board.

The Temporary Restraining Order

Following a hearing on December 22, 2004, at which the Court heard evidence and argument of counsel, the Honorable Earl H. Carroll issued a December 23, 2004 Order Granting Plaintiffs’ Motion for Temporary Restraining Order, or TRO. The TRO precluded defendants and their agents from (1) making any withdrawals from any bank accounts of our company, other than reasonable withdrawals necessary to the daily operations of the business; (2) rescinding or interfering in any way with any transactions approved by our company’s Board of Directors prior to December 9, 2004; (3) entering into any contracts or agreements with third parties on behalf of our company or disposing of or transferring any property or assets of our company; and (4) issuing or otherwise transferring any stock or debentures.

The Court subsequently continued the TRO through February 15, 2005 and confirmed that none of the defendants were to receive any payments from our company during the pendency of the TRO. Despite the Court’s Order, the defendants have since produced business records of our company demonstrating that, after adopting the December Consent Resolutions, the defendants arranged for our company to pay them a collective total of $38,721, including $20,869 in payments to Stephen Parent.

The Preliminary Injunction and Notice of Appeal

Following additional hearings in which the Court heard witness testimony and evidence, the Court issued an Order on February 15, 2005 granting plaintiffs’ Motion for a Preliminary Injunction. The Preliminary Injunction ordered the reinstatement of our company’s Board of Directors as it existed prior to December 10, 2004. As a result of the Court’s Order, John F. Cook, Robert T. Faber, Christopher L. Aguilar, Todd S. Brown, Leslie L. Cahan, Stanley A. Hirschman, and Phil E. Pearce have been reinstated as directors. Stephen B. Parent, Jerrie W. Gasch, and Purnendu K. Rana Medhi remained directors until Mr. Medhi’s resignation in April 2005. The Court’s February 15 Order also stayed the implementation of the Consent Resolutions, and directed us to hold a special shareholders meeting within 30 days.

In concluding that the Preliminary Injunction should issue, the Court stated, “The Court is specifically concerned about the irreparable injury that would occur to GoldSpring and its shareholders and investors if Defendants [Mr. Parent, his wife, Jerrie W. Gasch, and Purnendu K. Rana Medhi] are permitted to manage the corporation. There is substantial evidence of Parent’s wrongdoing in his former position as CEO of GoldSpring, such as his misappropriation of corporate assets for his personal use. The Defendants’ attempt to rescind the [financing] transaction that was approved at the Board of Directors meeting on November 30, 2004 could adversely impact GoldSpring’s ability to meet its obligations under the agreement. Rescission of the refinancing transaction would prove detrimental for GoldSpring because the corporation would be forced to pay the $200,000.00 monthly penalty for failing to file the S-1 Registration with the SEC within ninety (90) days of the March 22, 2004 agreement between GoldSpring and [various investors]. This penalty had accrued to over $1,000,000.00 as of November 30, 2004.”

Thereafter, the defendants filed a motion for reconsideration in which they asked that the Preliminary Injunction be dissolved or, alternatively, that the Court clarify the injunction order and require the plaintiffs to post a bond. On February 25, 2005, the Court held a hearing on the defendants’ motion for reconsideration. The Court denied the defendants’ requests to dissolve the Preliminary Injunction and to require the posting of a bond. In response to defendants’ request for clarification of the injunction order, the Court ordered that our company is not to issue additional shares prior to the special shareholders meeting, and that the record date for the special shareholders meeting shall be December 9, 2004.

Our company believed that this ruling would disenfranchise the investors that participated in the November 30, 2004 restructuring transaction by preventing them from receiving and voting the shares they are entitled to receive through the conversion of their notes. A December 9, 2004 record date would also have disenfranchised all shareholders that acquired their stock on the open market after December 9, 2004.

Therefore, on February 28, 2005, our company filed a legal memorandum with the Court addressing these issues. In it, we pointed out that applicable federal securities laws require us to provide shareholders with current financial statements, which will not be available until March 31, 2005, and that Florida law and our company’s bylaws require that a record date be fixed in advance rather than in the past. On March 14, 2005, the Court held a hearing on these issues. After hearing argument of counsel, the Court indicated that it agreed with our position.

Accordingly, on March 17, 2005, the Court vacated its earlier Order directing us to hold a special shareholders meeting and setting December 9, 2004 as the record date for purposes of that meeting. The Court also vacated the provision of its February 25 Order prohibiting us from issuing additional shares. Finally, the Court reaffirmed its earlier Order reinstating our Board of Directors as it existed prior to December 10, 2004. In doing so, the Court ordered that the reinstated board shall remain in place until the Court orders otherwise.

On April 13, 2005, a notice of appeal was filed on behalf of the Parents, the Gaschs, and the Medhis seeking to reverse the Court’s March 17 Order. On April 21, 2005, the Gaschs moved to dismiss their appeal. On June 10, 2005, the Parents filed their opening appellate brief. The response to the Parents’ opening brief is due on August 9, 2005.

The Investors’ Motion to Intervene

On March 2, 2005, Longview Fund LP, Longview Equity Fund, Longview International Equity Fund, and Alpha Capital AG (collectively, the “Investors”) moved to intervene in the litigation. In doing so, the Investors sought to dissolve the portion of the Court’s February 25, 2005 Order that prohibited our company from issuing stock to them under the refinancing transaction.

In their motion to intervene, the Investors alleged that they are holders of more than $3 million of Convertible Notes issued by us, which they received pursuant to the transaction in March 2004. The Investors further alleged that, under the terms of the Convertible Notes, they are entitled to convert the notes, in whole or in part, into our stock at any time. The Investors contended that, by preventing us from issuing stock, the Court’s February 25 Order is a de facto preliminary injunction in favor of the defendants, and effectively deprived the Investors of much of the benefits to which they are contractually entitled. Because the defendants had not met the requirements for injunctive relief, the Investors argued, that portion of the Court’s Order should be dissolved. Alternatively, the Investors asked the Court to order the defendants to post a $3.5 million bond to protect the Investors against any damages stemming from the de facto injunction.

On March 7, 2005, the defendants filed their response to the Investors’ motion. They contended that Judge Carroll’s February 25 Order was not an injunction and, in any event, that the Investors had failed to meet the requirements for intervention. Accordingly, they argued that the motion should be denied.

On March 18, 2005, the Court issued an Order denying the Investors’ motion as moot. The Court reasoned that, since its March 17 Order lifted the prohibition on the issuance of additional shares of our stock, the Investors had, in essence, already received the relief they requested in their motion to intervene. Therefore, the issues raised in that motion had become moot.

The Company’s Motion Re: the Gust Rosenfeld Retainer

After purportedly seizing control of our company on December 9, 2004, Stephen Parent, acting as the putative president of GoldSpring, authorized the payment of a $250,000 retainer to the law firm of Gust Rosenfeld using funds of our company. On March 1, 2005, we filed a motion for an order requiring Gust Rosenfeld to provide a detailed accounting of its use of these funds and to refund the unused portion.

On March 14, 2005, Gust Rosenfeld sent us a refund check for $83,903.38 and a “ledger” showing how the firm spent the other $166,096.62. Among other things, the ledger revealed that Gust Rosenfeld withdrew approximately $109,000 as payment for its attorneys’ fees and costs. The ledger also showed payments to other lawyers and outside vendors totaling approximately $57,000. Included in this amount were two “refund” payments to Stephen Parent totaling $21,000.

We have filed a reply brief asking the Court to order Gust Rosenfeld to provide a more detailed accounting of its expenditures, including billing invoices for legal services it purportedly rendered to our company. We have also asked the Court to require Gust Rosenfeld to provide a written explanation for the payments to other lawyers and outside vendors, as well as the so-called refund payments to Parent.

The “New” Consent Resolutions

On March 21, 2005, defendants Stephen and Judith Parent filed a “Motion for Order” asking the Court to remove certain directors of our company’s Board of Directors. Attached to the motion was a “Consent in Lieu of a Special Meeting of the Shareholders of GoldSpring, Inc.,” dated March 18, 2005 (the “March Consent”). The March Consent was nearly identical to the one adopted by the Parents and others on December 9, 2004. It purported to remove directors Robert T. Faber, John F. Cook, Leslie L. Cahan, Todd S. Brown, Christopher L. Aguilar, Stanley A. Hirschman, and Phillip E. Pierce as directors of our company. The March Consent was signed by shareholders Stephen Parent; Judith Parent; Aztech Environmental Industries, Inc.; Jasmine House, LLC; Frontline 2001, LLC; Jubilee Investment Trust PLC; Ronald M. Haswell; Mark and Jennifer Ward; Walter T. Plummer; Lynn Zollinger; Maia Ray; and Rita Hardy.

On March 25, 2005, our company and the plaintiffs filed a joint response to the Parents’ Motion for Order. In it, we argued that (1) the shareholders who signed the March Consent did not hold a majority of our company’s stock, which rendered the Consent ineffective; (2) the Parents solicited more than ten shareholders, and therefore violated Securities and Exchange Commission Rule 14a; and (3) the Parents cannot obtain the relief they seek because they have not asserted an affirmative claim in court.

The Parents filed a reply and supplemental reply on March 20, 2005, and April 11, 2005, respectively. In the reply, the Parents argued that the shareholders who signed the Consent do, in fact, hold a majority of the outstanding shares as of the date it was executed, and that any shares issued after that date are not to be counted. They also denied having solicited more than ten persons and denied any obligation to state an affirmative claim before seeking the relief asked for in their motion. In their supplemental reply, the Parents referred to our company’s recent Form 8-K filing (the “8-K”) with the Securities and Exchange Commission. In the 8-K, we disclosed that our company had issued (1) 59,203,918 shares of restricted common stock in connection with the Settlement Agreement Regarding Failure to File a Registration Statement; (2) six secured convertible notes in an aggregate amount of $6,584,005 in connection with the Settlement Agreement Regarding Mandatory Redemption Payment; and (3) convertible notes in the amount of $403,175 in connection with the Settlement Agreement Regarding Failure to deliver shares due upon conversion. The Parents contended that the transactions referred to in the 8-K constituted an unfair dilution of the “non-Merriman shareholders’” stock holdings.

On April 20, 2005, we filed a Supplemental Notice to inform the Court that Messrs. Gasch and Medhi do not support the March Consent. In addition, we informed the Court that Mr. Gasch had signed a Declaration that (1) Mr. Gasch never agreed to serve on the proposed board of directors contemplated by the March Consent, (2) that Mr. Gasch does not support the March Consent and, if the March Consent constituted a valid shareholder resolution (which we do not believe) Mr. Gasch would immediately vote to reinstate the entire Board of Directors as it currently exists, (3) Mr. Gasch denounces and rescinds the purported Director’s Consent Resolutions dated December 10, 2004 and no longer supports any of the resolutions or purported corporate actions contemplated in that purported consent, and (4) Mr. Gasch has terminated Gust Rosenfeld as his counsel because he no longer wishes to be associated with or jointed represented by Mr. Parent. Mr. Medhi also informed us that he resigned as a director of our Board of Directors as currently constituted and as a member of the board of directors designated by earlier consent resolution. We informed the Court that these developments constitute additional reasons to deny the Parents’ motion.

PROPOSAL 1: ELECTION OF DIRECTORS

Nominees

Our certificate of incorporation and bylaws provide that the number of directors shall be fixed from time to time by resolution of our Board of Directors. Currently, the number of directors is fixed at nine, but the board has fixed the number at five following this meeting since our Board of Directors is not recommending Stephen B. Parent, Jerrie W. Gasch, John F. Cook, Robert T. Faber or Leslie L. Cahan for election. Directors are elected for a term of one year and hold office until their successors have been elected and qualified.

A board of five directors is to be elected at the meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the nominees named below. Each of the nominees, other than Mr. Nance, currently is a director of our Company. In the event that any nominee is unable or declines to serve as a director at the time of the meeting, the proxies will be voted for any nominee designated by the current Board of Directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director.

The Board of Directors recommends a vote "for" the nominees named below.

The following table sets forth certain information regarding our directors and the nominees for directors:

Name	Age	Position

Christopher L. Aguilar	42	Director
Todd S. Brown	49	Director
Stanley A. Hirschman	58	Director
Bill Nance	60	Director
Phil E. Pearce	74	Director

Christopher L. Aguilar has been a director of our Company since October 2004. Mr. Aguilar has been the General Counsel and Chief Compliance Officer of Merriman Curhan Ford & Co., a securities brokerage and investment banking subsidiary of MCF Corporation since March 2000. During the same period of time, he also served as General Counsel and Secretary of MCF Corporation, the publicly traded financial services holding Company that provides institutional sales and trading, research, investment banking, corporate services, and asset management services through its wholly owned subsidiaries. From August 1995 to March 2000, Mr. Aguilar was a partner at Bradley, Curley & Asiano, a law firm located in San Francisco, California. Mr. Aguilar is an adjunct professor at the University of California, Hastings College of the Law.

Todd S. Brown has been a director of our Company since October 2004. Mr. Brown has been a senior financial executive with Brown Capital Advisors, Inc., an advisory services Company providing a wide range of services, including strategic planning, transactional assistance, due diligence, and financial management since 1999. Prior to joining Brown Capital Advisors, Mr. Brown was Senior Vice President, Chief Financial Officer, and a director of the Phoenix Restaurant Group, Inc. from 1994 to 1999. Mr. Brown previously was employed by an international accounting firm for 14 years, most recently as a senior manager.

Stanley A. Hirschman has been a director of our Company since October 2004. Mr. Hirschman has served since 1996 as President of CPointe Associates, Inc., an executive management consulting firm that specializes in solutions for companies with emerging technology-based products. He is Chairman of the Board of Bravo Foods International, a director of 5G Wireless Communications and iWorld Projects & Systems, an advisor to Redwood Grove Capital Management, LLP, and former chairman of Mustang Software, Inc. Prior to establishing CPointe Associates in 1996, he was Vice President Operations of Software Etc., Inc., a 396 retail store software chain. He also held senior management positions with T.J. Maxx, Gap Stores, and Banana Republic.

William J. Nance is a nominee for director of our Company. Mr. Nance is a Certified Public Accountant and private consultant to the real estate and banking industries. He is also President of Century Plaza Printers, Inc. Mr. Nance is also a Director of Intergroup Corporation, Santa Fe and Portsmouth.

Phil E. Pearce has been a director of our Company since October 2004. Mr. Pearce has been an independent business consultant with Phil E. Pearce & Associates and Chairman of Financial Express Corporation since 1990. Prior to this, Mr. Pearce was Senior Vice President and a director of E.F. Hutton, and was chairman of the Board of Governors of the National Association of Securities Dealers, where he was closely involved in the formation of the Nasdaq Stock Market. He had also been a governor of the New York Exchange and a member of The Advisory Council to the Securities and Exchange Commission on the Institutional Study of the Stock Markets. Mr. Pearce is a graduate of the University of South Carolina and the Wharton School of Investment Banking at the University of Pennsylvania.

Executive Officers

Robert T. Faber has served as President and Chief Executive Officer of our Company since September 2004 and Chief Financial Officer since June 2003. Mr. Faber served from 2002 until 2003 as Vice President of United Site Services, Inc., a privately held service consolidator in the waste service industry. Additionally, Mr. Faber served as an executive with Allied Waste Industries from 2001 until 2002, overseeing a $1.2 billion multi-state area and served as Chief Financial Officer with Frontier Waste Services, LLC from 1999 until 2001. Prior to joining Frontier Waste, Mr. Faber spent 17 years with Waste Management, Inc., a publicly traded environmental services company, during which time he served in senior positions both internationally and domestically. Mr. Faber’s positions included Director of Finance of Waste Management’s $1.4 billion multi-country International operations based in London, England and Vice President and Controller for several $100 million plus multi-state market areas. Mr. Faber is a certified public accountant.

Information Relating to Corporate Governance and the Board of Directors

Our Board of Directors has determined, after considering all the relevant facts and circumstances, that Messrs. Brown, Hirschman, Pearce and Nance are independent directors, as “independence” is defined by Nasdaq, because they have no relationship with us that would interfere with their exercise of independent judgment. Mr. Cook is a consultant to our Company, Mr. Aguilar is an officer of our principal investment banking firm, Mr. Faber currently serves as an officer of our Company and Mr Parent formerly served as an officer; so Messrs. Cook, Aguilar, Faber and Parent are not considered independent. Mr. Gasch, currently a director of our Company, is also an independent director.

Our bylaws authorize our Board of Directors to appoint among its members one or more committees, each consisting of one or more directors. Our Board of Directors has established three standing committees: an Audit Committee, a Compensation Committee, and a Nominations and Corporate Governance Committee. A majority of the members of our Audit Committee, Compensation Committee, and Nominations and Corporate Governance Committee consist of independent directors.

Our Board of Directors has adopted charters for the Audit, Compensation, and Nominations and Corporate Governance Committees describing the authority and responsibilities delegated to each committee by the board. Our Board of Directors has also adopted Corporate Governance Guidelines, a Code of Conduct, and a Code of Ethics for the CEO and Senior Financial Officers. We do not post on our website the charters of our Audit, Compensation, and Nominations and Corporate Governance Committees. The charters of our Audit and Nominations and Corporate Governance Committees are appended hereto. The charters of our Audit, Compensation and Nominations and Corporate Governance committees are available in print to any stockholder requesting a copy in writing from our corporate secretary at our executive offices set forth in this proxy statement.

We regularly schedule executive sessions at which independent directors meet without the presence or participation of management. The presiding director of such executive session rotates among the Chairs of the Audit Committee, Compensation Committee, and the Nominations and Corporate Governance Committee.

Interested parties may communicate with our Board of Directors or specific members of our Board of Directors, including our independent directors and the members of our various board committees, by submitting a letter addressed to the Board of Directors of GoldSpring, Inc. c/o any specified individual director or directors at the address listed herein. Any such letters are sent to the indicated directors.

The Audit Committee

The purpose of the Audit Committee is to oversee the financial and reporting processes of our Company and the audits of the financial statements of our Company and to provide assistance to our Board of Directors with respect to the oversight of the integrity of the financial statements of our Company, our Company’s compliance with legal and regulatory matters, the independent auditor’s qualifications and independence, and the performance of our Company’s independent auditor. The primary responsibilities of the Audit Committee are set forth in its charter and include various matters with respect to the oversight of our Company’s accounting and financial reporting process and audits of the financial statements of our Company on behalf of our Board of Directors. The Audit Committee also selects the independent auditor to conduct the annual audit of the financial statements of our Company; reviews the proposed scope of such audit; reviews accounting and financial controls of our Company with the independent auditor and our financial accounting staff; and reviews and approves transactions between us and our directors, officers, and their affiliates.

The Audit Committee currently consists of Messrs. Brown, Hirschman, and Pearce, each of whom is an independent director of our Company under Rule 4200(a)(15) of the NASD's listing standards as well as under rules adopted by the SEC pursuant to the Sarbanes-Oxley Act of 2002. The Board of Directors has determined that Mr. Brown (whose background is detailed above) qualifies as an “audit committee financial expert” in accordance with applicable rules and regulations of the SEC. Mr. Brown serves as the Chairman of the Audit Committee.

The Compensation Committee

The purpose of the Compensation Committee includes determining, or recommending to our Board of Directors for determination, the compensation of the Chief Executive Officer and other executive officers of our Company and discharging the responsibilities of our Board of Directors relating to compensation programs of our Company. The Compensation Committee currently consists of Messrs. Brown, Hirschman, and Pearce, with Mr. Hirschman serving as Chairman.

The Nominations and Corporate Governance Committee

The purposes of the Nominations and Corporate Governance Committee include the selection or recommendation to the Board of Directors of nominees to stand for election as directors at each election of directors, the oversight of the selection and composition of committees of the Board of Directors, the oversight of the evaluations of the Board of Directors and management, and the development and recommendation to the Board of Directors of a set of corporate governance principles applicable to our Company. The Nominations and Corporate Governance Committee has a written charter. The Nominations and Corporate Governance Committee currently consists of Messrs. Aguilar, Brown, Hirschman, and Pearce, with Mr. Aguilar serving as Chairman. All nominees for the Board of Directors approved by the Nominations and Corporate Governance Committee are currently directors of the Company, other than Mr. Nance. Mr. Nance was recommended by a non-management director.

The Nominations and Corporate Governance Committee will consider persons recommended by stockholders for inclusion as nominees for election to our Board of Directors if the names, biographical data, and qualifications of such persons are submitted in writing in a timely manner addressed and delivered to our Company’s corporate secretary at the address listed herein. The Nominations and Corporate Governance Committee identifies and evaluates nominees for our Board of Directors, including nominees recommended by stockholders, based on numerous factors it considers appropriate, some of which may include strength of character, mature judgment, career specialization, relevant technical skills, diversity, and the extent to which the nominee would fill a present need on our Board of Directors. As discussed above, the members of the Nominations and Corporate Governance Committee are independent, as that term is defined by Nasdaq.

The Board of Directors held a total of five meetings during the fiscal year ended December 31, 2004. The Audit Committee met separately at one meeting during the fiscal year ended December 31, 2004. The Compensation Committee held a total of one meeting during the fiscal year ended December 31, 2004. The Nominations and Corporate Governance Committee did not meet during the fiscal year ended December 31, 2004. Each of our directors attended at least 75% of the aggregate of (1) the total number of meetings of our Board of Directors held during fiscal 2004, and (2) the total number of meetings held by all committees of our Board of Directors on which such person served during fiscal 2004. We do not have a policy regarding director attendance at the annual meeting of shareholders. last year, three out of five of the members of our Board of Directors attended the annual meeting of shareholders.

Compensation of Directors

The Chair of the Audit Committee receives $4,000 a month, while other non-employee directors, other than Mr. Cook, receive $3,000 a month as compensation for their service on the Board of Directors. We also reimburse the members of our Board of Directors for actual expenses incurred in attending board meetings. Board members who are also employees or officers of our Company do not receive compensation for their services as directors.

John F. Cook, the Chairman of our Board of Directors, has a consulting agreement with us. We pay Mr. Cook for his professional mining consulting services at a rate of $500 per day. Mr. Cook does not receive additional compensation for Board service.

EXECUTIVE COMPENSATION

The following table sets forth, for the periods indicated, the total compensation for services provided to us in all capacities by our Chief Executive Officer. No other executive officer received aggregate compensation exceeding $100,000 during 2004.

SUMMARY COMPENSATION TABLE

Long-Term
Compensation
Awards
				Securities	All Other
	Annual Compensation(1)			Underlying	Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)	Options (#)(2)	($)

Robert T. Faber(2) President and Chief Executive Officer; Chief Financial Officer	2004 2003	$121,500 33,000	$10,000 0	0 0	$0 0

Stephen Bruce Parent, Former Chairman and CEO(3)	2004 2003	$81,500 35,000	$10,000 0	0 0	$0 0
__________________

(1)	Executive officers received certain perquisites, the value of which did not exceed the lesser of $50,000 or 10% of that officer’s salary and bonus during fiscal 2004.

(2)	Mr. Faber has served as President and Chief Executive Officer since September 2004 and Chief Financial Officer since June 2003.

(3)	Mr. Parent served as Chairman and Chief Executive Officer from March 2004 until September 2004.

Stock Options

We did not grant stock options to directors, officers, or employees in 2004. There were no shares of common stock underlying unexercised stock options at December 31, 2004.

Employment Agreements

We have an employment agreement with Robert T. Faber extending through August 2009. The employment agreement provides for Mr. Faber to serve as our Chief Financial Officer and was not modified after Mr. Faber was appointed President and Chief Executive Officer. The employment agreement provides for base compensation of $120,000 per year, subject to increases to up to $200,000 per year if our Company achieves designated revenue levels. The employment agreement also provides for incentive compensation as determined by our board of directors. In addition, the employment agreement provides for Mr. Faber to be granted options to purchase shares of our common stock at prices ranging from $.50 to $2.00 per share. Mr. Faber is entitled to use of a Company car, contributions to a 401(k) plan, and life insurance coverage.

The employment agreement with Mr. Faber contains a covenant not to compete with our Company for a period of two years immediately following termination of employment. We may terminate Mr. Faber for “cause” as defined in the employment agreement. We will be required to pay Mr. Faber’s compensation during the term of the agreement if we terminate him without cause.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, officers, and persons that own more than 10% of a registered class of our Company's equity securities to file reports of ownership and changes in ownership with the SEC. Directors, officers, and greater than 10% stockholders are required by SEC regulations to furnish our Company with copies of all Section 16(a) forms they file.

Based solely upon our review of the copies of such forms received by us during the fiscal year ended December 31, 2004, and written representations that no other reports were required, we believe that each person who, at any time during such fiscal year, was a director, officer, or beneficial owner of more than 10% of our common stock complied with all Section 16(a) filing requirements during such fiscal year.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information with respect to our common stock that may be issued upon the exercise of stock options under our incentive stock option plans as of December 31, 2004.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants, and Rights	(b) Weighted- Average Exercise Price of Outstanding Options, Warrants, and Rights	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column(a))

Equity Compensation Plans Approved by Stockholders	0	$0	0

Equity Compensation Plans Not Approved By Stockholders	0	$0	0

Total	0	$0	0

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Our Compensation Committee consists of Messrs. Brown, Hirschman, and Pearce. No interlocking relationship exists between any member of our Board of Directors or our Compensation Committee and any member of the Board of Directors or Compensation Committee of any other company.

AUDIT COMMITTEE REPORT

The Board of Directors has appointed an Audit Committee consisting of three directors. The current members of the Audit Committee are Todd S. Brown, Stanley A. Hirschman, and Phil E. Pearce. Each of the committee members is "independent" of our Company and management, as that term is defined in Nasdaq rules.

The primary responsibility of the committee is to assist the Board of Directors in fulfilling its responsibility to oversee management’s conduct of our Company’s financial reporting process, including overseeing the financial reports and other financial information provided by our Company to governmental or regulatory bodies (such as the SEC), the public, and other users thereof; our Company’s systems of internal accounting and financial controls; and the annual independent audit of our Company’s financial statements.

Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. The independent auditor is responsible for auditing the financial statements and expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States.

In fulfilling its oversight responsibilities, the committee reviewed and discussed the audited financial statements with management and the independent auditor. The committee discussed with the independent auditor the matters required to be discussed by Statement of Auditing Standards No. 61. This included a discussion of the auditor’s judgments as to the quality, not just the acceptability, of our Company’s accounting principles and such other matters as are required to be discussed with the committee under generally accepted auditing standards. In addition, the committee received from the independent auditor written disclosures and the letter required by Independence Standards Board Standard No. 1. The committee also discussed with the independent auditor the auditor’s independence from management and our Company, including the matters covered by the written disclosures and letter provided by the independent auditor, and considered the compatibility of non-audit services with auditor independence.

The committee discussed with the independent auditor the overall scope and plans for its audits. The committee met with the independent auditor, with and without management present, to discuss the results of its audit, its consideration of our Company's internal controls, and the overall quality of the financial reporting. The committee held four meetings with management of our Company, all of which were attended by our independent auditor, with respect to the Company's financial statements and audit or quarterly review procedures.

Based on the reviews and discussions referred to above, the committee recommended to the Board of Directors, and the board approved, that the audited financial statements be included in our Company's Annual Report on Form 10-K for the year ended December 31, 2004 for filing with the SEC. The committee also has selected our Company’s independent auditor.

The Board of Directors has adopted a written charter for the Audit Committee, which is an appendix to this proxy statement.

The report has been furnished by the Audit Committee of the Board of Directors.

Todd S. Brown, Chairman
Stanley A. Hirschman
Phil E. Pearce

PRINCIPAL SHAREHOLDERS

The following table sets forth certain information regarding the beneficial ownership of our common stock as of __________ by (1) each person who is known by us to be the beneficial owner of more than five percent of our issued and outstanding shares of common stock, (2) each of our directors and executive officers, and (3) all directors and officers as a group.

Name of Beneficial Owner	Shares Beneficially Owned(2)
	Number	Percent

Directors and Executive Officers:
John F. Cook 3155 Hwy 37 RR2 Roslin, Ontario K0K 2Y0 Canada	6,750,000	2.9%

Robert T. Faber 16639 N. 55th Place Scottsdale, AZ 85254	1,950,000	0.8%

Lisa S. Boksenbaum 8072 E. Maria Dr. Scottsdale, AZ 85255	10,000	0.0%

Christopher L. Aguilar 301 H Macalla Court Yerba Buena Island San Francisco, CA 94130	157,775	0.1%

Todd S. Brown 11435 N. St. Andrew Way Scottsdale, AZ 85254	―	0.0%

Leslie L. Cahan 11878 N. 80th Place Scottsdale, Arizona 85260	9,000,000	3.8%

Jerrie W. Gasch 3174 Luyung Drive, #2 Rancho Cordova, CA 95742	330,000	0.1%

Stanley A. Hirschman 5960 W. Parker Road #278—279 Plano, TX 75093	―(3)	0.0%

Stephen B. Parent 16706 N. 109th Way Scottsdale, AZ 85255	45,962,750	19.6%

Phil E. Pearce 6624 GlenLeaf Ct. Charlotte, NC 28270	―(3)	0.0%

Name of Beneficial Owner	Shares Beneficially Owned(2)
	Number	Percent

Non-director, non-officer 5% Shareholders:
Longview Equity Fund and Longview International c/o Redwood Grove Capital Management 600 Montgomery Street, 44th Floor San Francisco, CA 94111	16,687,982	6.82%

Jubliee Investment Trust Pearl Corporate Finance Limited One Great Cumberland Place London W1H 7AL	39,606,000	16.9%

John W. Winfield c/o Intergroup Corp. 820 Moraga Drive Los Angeles, CA 90049	38,305,722	15.75%

_______________

(1)
Except as otherwise indicated, each person named in the table has sole voting and investment power with respect to all common stock beneficially owned, subject to applicable community property laws. The numbers and percentages shown include the shares of common stock actually owned as of March 31, 2004 and the shares of common stock that the identified person or group had the right to acquire within 60 days of such date.

(2)
The percentages shown are calculated based on 234,567,757 shares of common stock outstanding on March 31, 2005. In calculating the percentage of ownership, all shares of common stock that the identified person or group had the right to acquire within 60 days of March 31, 2005 upon the exercise of options are deemed to be outstanding for the purpose of computing the percentage of the shares of common stock owned by that person or group, but are not deemed to be outstanding for the purpose of computing the percentage of the shares of common stock owned by any other person or group.

(3)
Does not include any shares beneficially owned by Longwood Equity Fund and Longwood International. Messrs. Hirschman and Pearce each own 0.5% of Redwood Capital Management, the management Company for the Longwood entities.

PROPOSAL 2: APPROVAL OUR 2005 STOCK OPTION
AND INCENTIVE PLAN

Our 2005 Stock Option and Incentive Plan was adopted by our Board of Directors on __________, __. The full text of the 2005 Stock Option and Incentive Plan is included as Appendix B to this proxy statement. Our 2005 Stock Option and Incentive Plan is designed to attract, motivate, retain, and reward our executives, employees, officers, directors, and independent contractors by providing such persons with annual and long-term performance incentives to expend their maximum efforts in the creation of stockholder value.

Our Board of Directors believes that it is in the best interests of our Company to adopt the 2005 Stock Option and Incentive Plan.

Our Board of Directors recommends a vote “for” the proposal to approve the 2005 Stock Option and Incentive Plan.

Description of the 2005 Stock Option and Incentive Plan

Our 2005 Stock Option and Incentive Plan is designed to attract, motivate, retain, and reward our executives, employees, officers, directors, and independent contractors by providing such persons with annual and long-term performance incentives to expend their maximum efforts in the creation of stockholder value. Under the 2005 Stock Option and Incentive Plan, an aggregate number of shares of common stock equal to 4,000,000 shares of common stock is available for issuance pursuant to options granted to acquire common stock, the direct granting of restricted common stock and deferred stock, and the granting of dividend equivalents. The number of available shares will be increased by number of shares with respect to which awards previously granted under the plan are terminated without being exercised, expire, are forfeited or cancelled, do not vest, or are surrendered in payment of any awards or any tax withholding with respect thereto. The plan also provides for adjustment of the number of shares for which awards may be granted, the number of shares subject to outstanding awards, and the applicable exercise price of outstanding awards in the event of any increase or decrease in the number of issued and outstanding shares of our common stock as a result of one or more reorganizations, recapitalizations, stock splits, reverse stock splits, or stock dividends.

The 2005 Stock Option and Incentive Plan may be administered by the Board of Directors or a committee of the board. The Board of Directors or committee will determine the persons to receive awards, the type and number of awards to be granted, the vesting and exercisability of the award, and any other conditions to which the award is subject. Awards may be settled in the form of cash, shares of common stock, other awards, or other property in the discretion of the Board of Directors or committee.

The Board of Directors or committee, in its discretion, may accelerate the exercisability, the lapsing of restrictions, or the expiration of deferral or vesting periods of any award, and such accelerated exercisability, lapse, expiration, and, if so provided in the award agreement, vesting will occur automatically in the case of a “change in control” of our Company. In the event of a “change in control” of our Company, all awards of restricted stock will vest, and all awards of options will become exercisable, unless (i) such restricted stock awards and options are assumed by a successor entity or a parent or subsidiary of a successor entity; or (ii) a majority of the Board of Directors determines that the "change in control" will not trigger these provisions.

The Board of Directors may amend, alter, suspend, discontinue, or terminate the 2005 Stock Option and Incentive Plan or the committee’s authority to grant awards without further stockholder approval, except stockholder approval must be obtained for any amendment or alteration if such approval is required by law or regulation or under the rules of any stock exchange or quotation system on which shares of our common stock are then listed or quoted. Unless terminated earlier by the Board of Directors, the 2005 Stock Option and Incentive Plan will terminate at such time as no shares of common stock remain available for issuance under the plan and our Company has no further rights or obligations with respect to outstanding awards under the plan.

Federal Income Tax Consequences

Certain options to be granted under the 2005 Stock Option and Incentive Plan are intended to qualify as incentive stock options under Section 422 of the Internal Revenue Code. Accordingly, there is no taxable income to an employee when an incentive stock option is granted to him or her or when that option is exercised. The amount by which the fair market value of the shares at the time of exercise exceeds the exercise price generally is treated as an item of preference in computing the alternate minimum taxable income of the optionholder. If an optionholder exercises an incentive stock option and does not dispose of the shares within either two years after the date of the grant of the option or one year of the date the shares were transferred to the optionholder, any gain realized upon disposition will be taxable to the optionholder as a capital gain. If the optionholder does not satisfy the applicable holding periods, however, the difference between the exercise price and the fair market value of the shares on the date of exercise of the option will be taxed as ordinary income, and the balance of the gain, if any, will be taxed as capital gain. If the shares are disposed of before the expiration of the one-year and two-year periods and the amount realized is less than the fair market value of the shares at the date of exercise, the employee's ordinary income is limited to the amount realized less the exercise price paid. We will be entitled to a tax deduction only to the extent the optionholder has ordinary income upon the sale or other disposition of the shares received when the option is exercised.

The 2005 Stock Option and Incentive Plan also provides for the issuance of non-qualified options and stock awards. The income tax consequences of non-qualified options and stock awards are governed by Section 83 of the Internal Revenue Code. Under Section 83, the excess of the fair market value of the shares of our common stock acquired pursuant to the grant of a stock award or the exercise of any option over the amount paid for such stock, which is referred to as excess value, must be included in the gross income of the holder in the first taxable year in which the common stock acquired by the holder is not subject to a substantial risk of forfeiture. In calculating excess value, fair market value will be determined on the date that the substantial risk of forfeiture expires, unless a Section 83(b) election is made to include the excess value in income immediately after the acquisition, in which case fair market value will be determined on the date of the acquisition. Generally, we will be entitled to a federal income tax deduction in the same taxable year that holders, including highly compensated officers, recognize income. We will be required to withhold income taxes with respect to income reportable pursuant to Section 83 by a holder. The basis of the shares acquired by an optionholder will be equal to the exercise price of those shares plus any income recognized pursuant to Section 83. The basis of shares received as a stock award will equal the amount paid for the shares, if any, plus the income recognized pursuant to Section 83 with respect to the shares. Subsequent sales of the acquired shares will produce capital gain or loss. Such capital gain or loss will be long term if the stock has been held for more than one year from the date the substantial risk of forfeiture lapsed or, if a Section 83(b) election is made, more than one year from the date the shares were acquired.

Generally, all cash awards granted to employees are treated as compensation income to the employees when the cash payment is made pursuant to the award. Such cash payment also results in a federal income tax deduction for our Company.

PROPOSAL 3: AUTHORIZATION OF
SERIAL PREFERRED STOCK

The Board of Directors has approved a proposal to authorize 50,000,000 shares of Serial Preferred Stock, par value $.001 per share, which may be issued in one or more series from time to time as determined by the Board of Directors with such designations, preferences, privileges, conversions, and other rights, voting powers, restrictions, limitations, qualifications, and other terms and conditions as the Board of Directors may determine. The full text of the proposal is set forth in Article IV of our Articles of Incorporation as proposed to be amended and restated as included as "Appendix C" to this proxy statement.

Under Florida law, assuming a quorum is present the approval of the proposal requires the affirmative vote of a majority of the shares of our common stock present in person or represented by proxy at the meeting and entitled to vote on this proposal. The proposed amendment will become effective upon filing of Articles of Amendment with the Florida Secretary of State, which will occur as soon as practicable following the meeting.

The Board of Directors recommends a vote "for" the proposal to authorize Serial Preferred Stock.

Reasons for and Effect of the Proposal

The Board of Directors believes that authorizing the Board of Directors to issue shares of Serial Preferred Stock will provide additional flexibility and enable us to raise capital, refinance indebtedness, make acquisitions, and accomplish other corporate objectives in response to market conditions or growth opportunities as and when they become available.

Authorization of Serial Preferred Stock

Our Articles of Incorporation currently do not authorize the issuance of any shares of Serial Preferred Stock. The Board of Directors believes that, in certain instances, it would be advantageous to our Company and our stockholders to have the flexibility to issue shares of Serial Preferred Stock instead of common stock or debt securities. We may not be able to, and do not desire to, raise the entire amount of funds needed to operate and expand our Company from additional borrowings. In particular, our current indebtedness places significant limitations on our ability to incur additional indebtedness and restricts the use of our cash. In addition, we recognize that we may not be able to issue additional shares of common stock at certain times as a result of market conditions or lack of market demand. We believe that the ability to issue one or more series or classes of preferred stock would provide a new source of capital and enhance our ability to make acquisitions.

The proposed amendment would authorize the Board of Directors to approve the issuance of one or more classes or series of Serial Preferred Stock and to establish the terms of such Serial Preferred Stock as the Board of Directors may deem appropriate. No further stockholder approval would be required for the authorization and issuance of such Serial Preferred Stock unless otherwise required by applicable laws or by the rules of the National Association of Securities Dealers. As described below, those terms may include preferential dividend rights, voting rights, and liquidation rights. The Board of Directors also believes that, as a practical matter in today's financial markets, it seldom is practicable to delay potential issuances of Serial Preferred Stock for the period that would be necessary to obtain stockholder approval of any particular series of serial preferred stock.

The Board of Directors will have broad discretion with respect to designating and establishing the terms of each series or class of Serial Preferred Stock prior to its issuance. Under the proposed amendment, the Board of Directors will have authority to set or change the dividend rate, if any, time of payment, and whether dividends are cumulative on any shares of Serial Preferred Stock. As a result, the holders of Serial Preferred Stock may receive payment of dividends from our Company at times when no dividends are paid on our common stock or the amount of any dividends paid on our common stock is less than the amount paid to such Serial Preferred Stock. The Board of Directors also will have authority to determine whether any shares of Serial Preferred Stock will have voting rights in addition to the voting rights provided by law and, if so, the extent of such rights, including the right to elect one or more members of our Board of Directors at all times or upon non-payment of dividends for a specified period of time. Under the proposed amendment, the Board of Directors also will have authority to determine (1) whether shares of a series or class will be redeemable and, if so, the redemption price, sinking fund provisions, and other terms and conditions for redemption; (2) whether shares of a series will be convertible into or exchangeable for shares of common stock or any other preferred stock and, if so, the terms and conditions for such conversion or exchange; and (3) the liquidation rights of such shares in the event of a liquidation, dissolution, or winding up of our Company, which may be prior in right of payment to the rights of holders of common stock.

We currently do not have any plans to issue shares of Serial Preferred Stock. The Board of Directors believes, however, that the ability to issue Serial Preferred Stock may be helpful in structuring financings or acquisitions in the future for the reasons described above.

Potential Effects of the Proposal

In deciding whether to issue additional shares of common stock or shares of Serial Preferred Stock, the Board of Directors will carefully consider the terms of such preferred stock and the effect of the issuance on the operating results of our Company and its existing stockholders. With the exception of stock dividends, issuances of common stock or one or more series or classes of Serial Preferred Stock may result in dilution to the investments of existing stockholders. In addition, issuances of common stock or Serial Preferred Stock could be used to discourage or make more difficult a business combination or an attempt to obtain control of our Company that is not approved by our Board of Directors, even when those attempts may be in the best interests of some or all of our stockholders. The Board of Directors did not propose this amendment for the purpose of discouraging mergers, tender offers, proxy contests, or other changes in control of our Company, and we are not aware of any specific effort to accumulate our common stock or to obtain control of our Company by means of a merger, tender offer, solicitation, or otherwise.

No rights of appraisal or similar rights of dissenters exist with respect to this matter.

PROPOSAL 4: AUTHORIZATION OF
ADDITIONAL COMMON STOCK

[The Board of Directors has approved a proposal to authorize 300,000,000 additional shares of Common Stock, par value $.001 per share, which may be issued from time to time as determined by the Board of Directors with rights and voting powers. Our Articles of Incorporation is proposed to be amended to increase the number of authorized shares of Common Stock by 300,000,000.

Under Florida law, assuming a quorum is present the approval of the proposal requires the affirmative vote of a majority of the shares of our common stock present in person or represented by proxy at the meeting and entitled to vote on this proposal. The proposed amendment will become effective upon filing of Articles of Amendment with the Florida Secretary of State, which will occur as soon as practicable following the meeting.

The Board of Directors recommends a vote "for" the proposal to authorize Serial Preferred Stock.

Reasons for and Effect of the Proposal

The Board of Directors believes that authorizing the Board of Directors to issue additional shares of Common Stock will provide additional flexibility and enable us to raise capital, refinance indebtedness, make acquisitions, and accomplish other corporate objectives in response to market conditions or growth opportunities as and when they become available.

Potential Effects of the Proposal

In deciding whether to issue additional shares of Common Stock, the Board of Directors will carefully consider the effect of the issuance on the operating results of our Company and its existing stockholders. Issuances of Common Stock could be used to discourage or make more difficult a business combination or an attempt to obtain control of our Company that is not approved by our Board of Directors, even when those attempts may be in the best interests of some or all of our stockholders. The Board of Directors did not propose this amendment for the purpose of discouraging mergers, tender offers, proxy contests, or other changes in control of our Company, and we are not aware of any specific effort to accumulate our common stock or to obtain control of our Company by means of a merger, tender offer, solicitation, or otherwise.

No rights of appraisal or similar rights of dissenters exist with respect to this matter.

PROPOSAL 5: RATIFICATION OF AUDITORS

Our Audit Committee has appointed Jewett Schwartz & Associates, or Jewett Schwartz, an independent registered public accounting firm, to audit the consolidated financial statements of our Company for the fiscal year ending December 31, 2004 and recommends that stockholders vote in favor of the ratification of such appointment. In the event of a negative vote on such ratification, the Audit Committee will reconsider its selection. We anticipate that representatives of Jewett Schwartz will be present at the meeting, will have the opportunity to make a statement if they desire, and will be available to respond to appropriate questions.

The Audit Committee has considered whether the provision of non-audit services by Jewett Schwartz is compatible with maintaining Jewett Schwartz's independence.

Fees

The aggregate fees billed to our Company by Jewett Schwartz, for the fiscal years ended December 31, 2003 and December 31, 2004, are as follows:

	2003	2004
Audit fees	$56,000	$28,500
Audit-related fees	0	0
Tax fees	0	0
All other fees	1,400	―

Audit Committee Pre-Approval Policies

The charter of our Audit Committee provides that the duties and responsibilities of our Audit Committee include the pre-approval of all audit, audit-related, tax, and other services permitted by law or applicable SEC regulations (including fee and cost ranges) to be performed by our independent auditor. Any pre-approved services that will involve fees or costs exceeding pre-approved levels will also require specific pre-approval by the Audit Committee. Unless otherwise specified by the Audit Committee in pre-approving a service, the pre-approval will be effective for the 12-month period following pre-approval. The Audit Committee will not approve any non-audit services prohibited by applicable SEC regulations or any services in connection with a transaction initially recommended by the independent auditor, the purpose of which may be tax avoidance and the tax treatment of which may not be supported by the Internal Revenue Code and related regulations. All of the services for which fees are disclosed under the heading "All other fees" in the table above were pre-approved by the Audit Committee.

To the extent deemed appropriate, the Audit Committee may delegate pre-approval authority to the Chairman of the Audit Committee or any one or more other members of the Audit Committee provided that any member of the Audit Committee who has exercised any such delegation must report any such pre-approval decision to the Audit Committee at its next scheduled meeting. The Audit Committee will not delegate to management the pre-approval of services to be performed by the independent auditor.

Our Audit Committee requires that our independent auditor, in conjunction with our Chief Financial Officer, be responsible for seeking pre-approval for providing services to us and that any request for pre-approval must inform the Audit Committee about each service to be provided and must provide detail as to the particular service to be provided.

DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS

Shareholder proposals that are intended to be presented by shareholders at the annual meeting of shareholders for the fiscal year ending December 31, 2005 must be received by us no later than _________, 2006, in order to be included in the proxy statement and form of proxy relating to such meeting.

Pursuant to Rule 14a-4 under the Exchange Act, we intend to retain discretionary authority to vote proxies with respect to shareholder proposals for which the proponent does not seek to have us include the proposed matter in the proxy statement for the annual meeting to be held during calendar 2006, except in circumstances where (1) we receive notice of the proposed matter no later than ______________, 2006 and (2) the proponent complies with the other requirements set forth in Rule 14a-4.

OTHER MATTERS

We know of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as our Board of Directors may recommend.

Dated: _______________

GOLDSPRING, INC.
[LOCATION]
ANNUAL MEETING OF SHAREHOLDERS
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder of GOLDSPRING, INC., a Florida corporation (the “Company”), hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement of the Company, each dated ______________, ____, and hereby appoints John Cook and Robert T. Faber, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Shareholders of the Company, to be held on _________, ___________, 2005, at 1:30 p.m., local time, at  ________________________, and at any adjournment or adjournments thereof, and to vote all shares of the Company’s Common Stock that the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.

A majority of such proxies or substitutes as shall be present and shall act at the meeting or any adjournment or adjournments thereof (or if only one shall be present and act, then that one) shall have and may exercise all of the powers of said proxies hereunder.

(Continued and to be signed on the other side.)
COMMENTS:
________________________________________________________________________________________
SEE REVERSE SIDE

Please mark your  votes as in this example X

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS, “FOR” PROPOSALS 2, 3, 4 AND 5.

1. To elect five directors. FOR ALL NOMINEES - WITHHOLD AUTHORITY FOR ALL NOMINEES
Christopher L. Aguilar
Todd S. Brown
Stanley A. Hirschman
Bill Nance
Phil E. Pearce

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box and write that nominee’s name in the space provided below.)
*Exceptions_______________________________________________

2. To vote on the approval of our 2005 Stock Option and Incentive Plan. FOR - AGAINST - ABSTAIN

3. To vote on a proposal to authorize Serial Preferred Stock. FOR- AGAINST - ABSTAIN

4. Authorization of additional common stock. FOR - AGAINST - ABSTAIN

5. To ratify the Company's selection of Jewett Schwartz & Associates to be the Company's independent Auditor. FOR - AGAINST - ABSTAIN

6. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof. FOR - AGAINST - ABSTAIN

To include any comments, use the comments box on the reverse side of this card.

Date , _____________________________2005

______________________________________
Signature of Stockholder

______________________________________
Signature of Stockholder

Note Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.